UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 31, 2014

NORTHSTAR REALTY FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 18th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2014, NorthStar Realty Finance Corp. (the “Company”) completed an offering of $481,118,000 aggregate principal amount of its 3.00% Senior Notes due 2014 (the “Senior Notes”).  The Senior Notes were issued by the Company in exchange (the “Exchange Offer”) for $172,500,000 outstanding 7.50% Exchangeable Senior Notes due 2031 of NorthStar Realty Finance Limited Partnership, the operating partnership of the Company.  The Exchange Offer expired on March 27, 2014 at 11:59 p.m., New York City time.

The Senior Notes were issued pursuant to an indenture (the “Indenture”), dated as of March 31, 2014, between the Company and Wilmington Trust, National Association, as trustee.

The Senior Notes mature on September 30, 2014 (the “Stated Maturity Date”) and bear interest at a rate of 3.00% per annum, with interest payable on the Stated Maturity Date. At the Stated Maturity Date, the Company, upon providing notice not later than 25 scheduled trading days prior to the Stated Maturity Date, has the right, at its election, to deliver to holders of the Senior Notes common stock of the Company in lieu of cash for the principal amount of the Senior Notes unless (i) an Event of Default has occurred and is continuing or (ii) the common stock of the Company (including, for the avoidance of doubt, any security either issued in exchange for common stock of the Company or received by holders of common stock of the Company in connection with a merger or consolidation involving the Company) have ceased to be listed on the New York Stock Exchange or another U.S. national securities exchange.

Upon the occurrence of a Change in Control, a holder of the Senior Notes has the right, at such holder’s option, to require the Company to repurchase all of the holder’s Senior Notes or any portions thereof (in principal amounts of $1,000 or integral multiples in excess thereof) on the Change in Control Purchase Date at a price equal to the Change in Control Purchase Price.

The Senior Notes will be the unsubordinated and unsecured obligations of the Company and will be effectively subordinated to any of the Company’s secured indebtedness to the extent of the value of any collateral pledged as security therefor.

The Indenture provides for customary Events of Default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an Event of Default occurs or is continuing, the Trustee, at the request of holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, may declare the principal and accrued and unpaid interest, if any, to be due and payable immediately.

All capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture. The description above is qualified in its entirety by the Indenture (including the Form of Security for the Senior Notes), which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 31, 2014, between NorthStar Realty Finance Corp. and Wilmington Trust, National Association, as Trustee (including the Form of Security).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: March 31, 2014	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of March 31, 2014, between NorthStar Realty Finance Corp. and Wilmington Trust, National Association, as Trustee (including the Form of Security).